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                                                                     EXHIBIT 5.1


                         [PEDERSEN & HOUPT LETTERHEAD]


                                 July 15, 1999



Blue Rhino Corporation
104 Cambridge Plaza Drive
Winston Salem, North Carolina 27104

Gentlemen:

     We have acted as counsel to Blue Rhino Corporation, a Delaware corporation (the "Company"), in connection with its preparation of a Registration Statement on Form S-1 (the "Registration Statement") and its filing of the Registration Statement with the Securities and Exchange Commission as Registration No. 333-65015. The Registration Statement seeks to register under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, the sale of up to 1,400,000 shares (the "Shares") of the Company's Common Stock, $.001 par value per share ("Common Stock"). You have represented to us that the Shares will be offered and sold (the "Offering") from time to time in connection with (i) future acquisitions by the Company of other businesses, real or personal properties, or securities in business combination transactions or (ii) the exercise of options to purchase shares of common stock granted pursuant to the Company's Distributor Option Plan (the "Plan"). We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

     Before rendering the opinions hereinafter set forth, we examined, among other things:

     1.  The Registration Statement;

     2.  The Plan;

     3.  The Company's Second Amended and Restated Certificate of Incorporation;

     4.  The Company's Amended and Restated Bylaws; and
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July 15, 1999
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     5.  Resolutions of the Company's Board of Directors.

     We also examined originals or copies of those corporate records of the Company and agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. As to factual matters known to the Company, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by the Company's duly authorized representatives.

     We are members of the Bar of the State of Illinois, and we express no opinion with respect to laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

     With respect to the issuance of any Shares, we have assumed that the issuance of such Shares and the certificates evidencing the same will have been duly authorized, executed and delivered, against receipt of consideration approved by the Company which will be no less than the par value thereof.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act, the Shares, will be duly authorized and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading "Legal Matters" in the prospectus that forms a part of the Registration Statement.
We also consent to the incorporation by reference of this consent into any subsequent registration statement filed pursuant to Rule 462(b) under the
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July 15, 1999
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Securities Act in connection with the Offering. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                          /s/ Pedersen & Houpt, P.C.